Exhibit 99.4

LETTER TO CLIENTS

$1,000,000,000

QORVO, INC.

Exchange Offer:

New $450,000,000 6.750% Senior Notes Due 2023 and Guarantees

that have been registered under the Securities Act of 1933

for

$450,000,000 6.750% Senior Notes Due 2023 and Guarantees

(CUSIP Nos. 74736K AA9 and U7471Q AA2)

and

New $550,000,000 7.000% Senior Notes Due 2025 and Guarantees

that have been registered under the Securities Act of 1933

for

$550,000,000 7.000% Senior Notes Due 2025 and Guarantees

(CUSIP Nos. 74736K AC5 and U7471Q AB0)

Pursuant to the Prospectus dated         , 2016

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2016, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

To our Clients:

Enclosed for your consideration is the Prospectus dated         , 2016 (the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) of Qorvo, Inc., a Delaware corporation (the “Issuer”) to exchange up to $1,000,000,000 in aggregate principal amount of new senior notes and related guarantees consisting of $450,000,000 aggregate principal amount of 6.750% Senior Notes due 2023 and $550,000,000 aggregate principal amount of 7.000% Senior Notes due 2025 (collectively, the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the applicable series of outstanding 6.750% Senior Notes due 2023 and 7.000% Senior Notes due 2025 (collectively, the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made pursuant to the registration rights agreement that the Issuer entered into with the initial purchasers in connection with the issuance of the Old Notes. As set forth in the Prospectus, the terms of the New Notes are substantially identical to the Old Notes, except that the New Notes will be registered under the Securities Act and the transfer restrictions, registration rights and related additional interest provisions applicable to the corresponding series of Old Notes will not apply to the applicable series of New Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account, but not registered in your name. A tender of such Old Notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Old Notes.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on         , 2016, unless extended by the Issuer. If you desire to exchange your Old Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf at or prior to the Expiration Time in accordance with the provisions of the Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time at or prior to the Expiration Time.

Your attention is directed to the following:

1.	The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

2.	The Exchange Offer is for any and all Old Notes.

3.	Subject to the terms and conditions of the Exchange Offer, the Issuer will accept for exchange promptly following the Expiration Time all Old Notes validly tendered and will issue New Notes of the applicable series promptly after such acceptance.

4.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

5.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2016, unless extended by the Issuer. If you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Old Notes on your behalf at or prior to the Expiration Time.

Pursuant to the Letter of Transmittal, each holder of Old Notes must represent to the Issuer that:

•	the holder is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer or any guarantor of the Old Notes;

•	the New Notes issued in the Exchange Offer are being acquired in the ordinary course of business of the holder;

•	neither the holder nor, to the actual knowledge of such holder, any other person receiving New Notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the New Notes;

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes and has no arrangements or understandings with any person to participate in a distribution of the New Notes;

•	if the holder is a broker-dealer, the holder will receive New Notes for its own account in exchange for Old Notes, the Old Notes to be exchanged by the holder for New Notes of the applicable series were acquired by it as a result of market-making activities or other trading activities (and not directly from the Issuer), and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus in connection with the resale of the New Notes, the holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act, and such holder will comply with the applicable provisions of the Securities Act with respect to resale of any New Notes.

Any person who is an affiliate of the Issuer or any guarantor of the Old Notes, or is participating in the Exchange Offer for the purpose of distributing the New Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the New Notes acquired by such person and be identified as an underwriter in the applicable prospectus, and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

The enclosed “Instructions to Registered Holder from Beneficial Owner” form contains an authorization by you, as the beneficial owner of Old Notes, for us to make, among other things, the foregoing representations on your behalf.

We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Old Notes. If you wish to tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form attached hereto.

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” constitutes an instruction to us to tender ALL of the Old Notes held by us for your account.

QORVO, INC.

Instructions to Registered Holder

from Beneficial Owner

of

6.750% Senior Notes Due 2023

(CUSIP Nos. 74736K AA9 and U7471Q AA2)

and/or

7.000% Senior Notes Due 2025

(CUSIP Nos. 74736K AC5 and U7471Q AB0)

The undersigned acknowledges receipt of the prospectus dated             , 2016 (the “Prospectus”) of Qorvo, Inc., a Delaware corporation (the “Issuer”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) to exchange up to $1,000,000,000 in aggregate principal amount of new Senior Notes and related guarantees consisting of $450,000,000 aggregate principal amount of 6.750% Senior Notes due 2023 and $550,000,000 aggregate principal amount of 7.000% Senior Notes due 2025 (collectively, the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the applicable series of outstanding 6.750% Senior Notes due 2023 and 7.000% Senior Notes due 2025 (collectively, the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The aggregate face amount of the applicable series of Old Notes held by you for the account of the undersigned is (fill in the amount):

$                     of the 6.750% Senior Notes Due 2023

$                     of the 7.000% Senior Notes Due 2025

With respect to the Exchange Offer, the undersigned instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of the applicable series of Old Notes to be tendered, if less than all):

$                     of the 6.750% Senior Notes Due 2023

$                     of the 7.000% Senior Notes Due 2025

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender any Old Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

•	to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that:

•	the undersigned is not an “affiliate” of the Issuer or any guarantor of the Old Notes as defined under Rule 405 of the Securities Act;

•	the undersigned is acquiring New Notes of the applicable series to be issued in the Exchange Offer in the ordinary course of business of the undersigned;

•	neither the undersigned nor, to the actual knowledge of the undersigned, any other persons receiving New Notes from the undersigned, has any arrangement or understanding with any person to participate in the distribution of the New Notes;

•	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the New Notes and has no arrangements or understandings with any person to participate in a distribution of the New Notes;

•	if the undersigned is a broker-dealer, the undersigned will receive New Notes for its own account in exchange for Old Notes, the Old Notes to be exchanged by the undersigned for the New Notes of the applicable series were acquired by it as a result of market-making activities or other trading activities (and not directly from the Issuer), and the undersigned will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act, and such holder will comply with the applicable provisions of the Securities Act with respect to resale of any New Notes; and

•	the undersigned acknowledges that any person who is an affiliate of the Issuer or any guarantor of the Old Notes or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the New Notes acquired by such person and be identified as an underwriter in the applicable prospectus, and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

SIGN HERE

Name of Beneficial Owner:

Signature:

Capacity (full title)(1)

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

☐ CHECK HERE IF YOU ARE A BROKER DEALER

Date:                     , 2016

(1)	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.